Exhibit 99.1


    aQuantive Announces Record Fourth Quarter and Annual Financial
       Results; Revenue, Net Income and EBITDA exceed Guidance


    SEATTLE--(BUSINESS WIRE)--Feb. 15, 2006--

      Conference Call and Webcast at 1:30pm PST/4:30pm EST Today

    aQuantive, Inc. (Nasdaq:AQNT), a digital marketing company, today reported financial results for the fourth quarter and year ended
December 31, 2005.

    2005 fourth quarter results were:

    -- Revenue of $87.5 million, an increase of 44 percent over the fourth quarter of 2004.

    -- Net income of $11.6 million, or $0.15 per diluted share, an increase of 63 percent over the fourth quarter of 2004.

    -- EBITDA(1) of $25.9 million, or $0.33 per diluted share, an increase of 94 percent over the fourth quarter of 2004.

    2005 annual results, which include contributions from all acquisitions made during 2004 and 2005, were:

    --  Revenue of $308.4 million, an increase of 95 percent over 2004

    -- Operating income of $61.0 million, an increase of 130 percent over 2004

    -- EBITDA of $79.1 million, or $1.03 per diluted share, an increase of 122 percent over 2004

    "2005 was another tremendous year for aQuantive. We experienced rapid growth and excellent financial results across all of our operating units," said Brian McAndrews, president and CEO of aQuantive. "As we enter 2006, I believe that we are in the early stages of a major shift from analog to digital in the media and advertising worlds. And aQuantive is in a great position to play a key role in that transformation. We intend to make appropriate investments in people and technology in order to capitalize on this great opportunity."

    aQuantive operates three business segments. Segment information is as follows:

    Digital Marketing Services

    Avenue A | Razorfish, aQuantive's digital marketing services (DMS) segment, recorded revenue of $53.9 million in the fourth quarter of 2005, compared to revenue of $36.7 million in the fourth quarter of 2004. Operating income was $11.4 million in the fourth quarter of 2005, compared to $3.8 million in the fourth quarter of 2004.
    Annual DMS revenue was $189.8 million in 2005, compared to revenue of $87.7 million in 2004. Operating income was $31.9 million in 2005, compared to $13.0 million in 2004.
    In December 2005, Avenue A | Razorfish acquired DNA, a U.K.-based interactive agency, marking its first significant entry into international digital marketing.

    Digital Marketing Technologies

    Atlas, aQuantive's digital marketing technologies (DMT) segment, recorded revenue of $25.7 million in the fourth quarter of 2005, compared to revenue of $18.9 million in the fourth quarter of 2004. Operating income was $11.9 million in the fourth quarter of 2005, compared to $9.2 million in the fourth quarter of 2004.
    Annual DMT revenue was $92.3 million in 2005, compared to $60.9 million in 2004. Operating income was $42.9 million in 2005, compared to $26.1 million in 2004.

    Digital Performance Media

    DRIVEpm and MediaBrokers, aQuantive's digital performance media
(DPM) segment, recorded revenue of $7.9 million in the fourth quarter of 2005, compared to revenue of $5.1 million in the fourth quarter of 2004. Operating income was $1.9 million for the fourth quarter of 2005, compared to $645,000 in the fourth quarter of 2004.
    Annual DPM revenue was $26.4 million in 2005, compared to $9.4 million in 2004. Operating income was $4.9 million in 2005, compared to a net loss of $70,000 in 2004.

    2006 Financial Guidance

    In 2006, the Company will provide guidance for revenue, net income, Adjusted EBITDA(2) and net income before share-based compensation(3), for comparability with historical results, due to the adoption of Statement of Financial Accounting Standards No. 123R "Share Based Payment" in January 2006. Share-based compensation expense is expected to have a significant impact on our net income and earnings per diluted share, as noted below. Actual share-based compensation expense may differ from these estimates based on the timing and amount of options granted, the assumptions used in valuing these options and other factors.

    Accordingly, the Company forecasts full year 2006 results as follows:

    --  Revenue of $375 -- $395 million

    -- Net income before share-based compensation of $0.57 -- $0.61 per diluted share

    --  Adjusted EBITDA of $1.19 -- $1.25 per diluted share

    --  Net income of $0.40 -- $0.44 per diluted share

    The Company anticipates first quarter results as follows:

    --  Revenue of $82 -- $85 million

    -- Net income before share-based compensation of $0.08 -- $0.10 per diluted share

    --  Adjusted EBITDA of $0.19 -- $0.23 per diluted share

    --  Net income of $0.04 -- $0.06 per diluted share

(1) EBITDA (i.e. earnings before interest expense, net interest and other income, income tax, depreciation and amortization) is a non-GAAP financial measure. See the supplemental schedule of EBITDA reconciliation to GAAP net income for the three and twelve months ended December 31, 2005 and 2004.

(2) Adjusted EBITDA (i.e. earnings before interest expense, net interest and other income, income tax, depreciation amortization and share-based compensation) is a non-GAAP financial measure. See the supplemental schedule attached to this press release for more information.

(3) Net income before share-based compensation (i.e. net income before the after tax impact of share-based compensation expense) is a non-GAAP financial measure. See the supplemental schedule attached to this press release for more information.

    Fourth Quarter 2005 Conference Call/Webcast Today at 1:30pm
PST/4:30pm EST

    aQuantive, Inc. will host a conference call and webcast to discuss fourth quarter 2005 financial results today at 1:30pm PST/4:30pm EST. The conference call will be webcast from the Investor Relations section of the Company's website at www.aquantive.com/investor. Interested parties should log on to the webcast approximately 15 minutes prior to download any necessary software. The webcast is not interactive.

    About aQuantive, Inc.

    aQuantive, Inc. (Nasdaq:AQNT), a digital marketing company, was founded in 1997 to help marketers acquire, retain and grow customers across all digital media. Through its operating units, Avenue A | Razorfish (www.avenuea-razorfish.com), a full-service interactive agency, Atlas (www.atlassolutions.com), a provider of digital marketing technologies and expertise, and DRIVEpm (www.drivepm.com) and MediaBrokers, digital performance media companies, aQuantive is positioned to bring value to any interaction in the digital marketplace. aQuantive (www.aquantive.com) is headquartered in Seattle, Washington.

    Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "forecasts," and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements also include any other passages that relate to expected future events or trends that can only be evaluated by events or trends that will occur in the future. The forward-looking statements in this release include, without limitation, statements regarding expected financial performance for the first quarter of 2006 and for the full year 2006, including expected share-based compensation expense for those periods. The forward-looking statements are based on the opinions and estimates of management at the time the statements were made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These risks and uncertainties include, among others, the risk of unforeseen changes in client online marketing and advertising budgets, unanticipated loss of clients or delays in anticipated campaigns and projects, the potential failure to attract new clients due to the company's inability to competitively market its services, the risk of fluctuating demand for the company's services, the potential failure to maintain desired client relationships or to achieve effective advertising campaigns for clients, potential deterioration or slower-than-expected development of the Internet advertising market, quarterly fluctuations in operating results, timing variations on the part of advertisers to implement advertising campaigns, costs and risks related to acquisitions of technologies, businesses or brands, the short term nature of the company's contracts with clients, which generally are cancelable on 90 days' or less notice, and the uncertainties, potential costs, and possible business impacts of new legislation or litigation involving the company. More information about factors that could cause actual results to differ materially from those predicted in aQuantive's forward-looking statements is set out in its quarterly report on Form 10-Q for the quarter ended September 30, 2005, filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this release. Except as required by law, aQuantive, undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

    In the company name Avenue A | Razorfish noted in this news release, a pipe symbol appears between Avenue A and Razorfish. This symbol may not appear properly in some systems.


                            aQuantive, Inc.
                 Condensed Consolidated Balance Sheets
                            (in thousands)
                              (unaudited)


                                  December 31, 2005 December 31, 2004
                                  ----------------- ------------------
             Assets

Current assets:
 Cash, cash equivalents, and
  short-term investments          $        112,889  $          59,247
 Accounts receivable, net of
  allowances                               160,370            106,683
 Other receivables                             968              1,486
 Prepaid expenses and other
  current assets                             2,108              1,631
 Deferred tax asset                          5,416              7,204
                                   ----------------  -----------------
Total current assets                       281,751            176,251

Property and equipment, net                 27,370             17,569
Goodwill and other intangible
 assets, net                               173,153            174,071
Other assets                                 2,631              2,690
Deferred tax asset, net                     23,755             15,642

                                   ----------------  -----------------
Total assets                      $        508,660  $         386,223
                                   ================  =================



 Liabilities and Shareholders'
              Equity

Current liabilities:
 Accounts payable and accrued
  expenses                        $        133,303  $          89,608
 Pre-billed media                           18,254             15,655
 Deferred revenue                           14,310             10,394
 Other current liabilities                     670                603
                                   ----------------  -----------------
Total current liabilities                  166,537            116,260

Notes payable                               80,000             80,000
Other long-term liabilities                  5,183              3,466

                                   ----------------  -----------------
Total liabilities                          251,720            199,726
                                   ----------------  -----------------

Shareholders' equity:
 Common stock                                  665                623
 Paid-in capital                           269,382            233,898
 Accumulated deficit and other
  comprehensive income                     (13,107)           (48,024)
                                   ----------------  -----------------
Total shareholders' equity                 256,940            186,497

                                   ----------------  -----------------
Total liabilities and
 shareholders' equity             $        508,660  $         386,223
                                   ================  =================



                            aQuantive, Inc.
                 Consolidated Statement of Operations
                 (in thousands, except per share data)
                              (unaudited)

                               Three Months Ended  Twelve Months Ended
                                  December 31,        December 31,
                               ------------------- -------------------
                                 2005      2004      2005      2004
                               --------- --------- --------- ---------

Revenue                        $ 87,457  $ 60,706  $308,405  $157,937

Costs and expenses:
     Cost of revenue             11,069     7,943    39,149    22,551
     Client support              37,790    29,545   139,637    66,934
     Product development          2,713     1,702     9,328     6,188
     Sales and marketing          4,578     2,675    15,028     9,197
     General and
      administrative              6,983     6,521    32,732    21,213
     Amortization of
      intangible assets           1,801     1,832     7,210     4,048
     Client reimbursed
      expenses                    1,600       703     4,340     1,260
                                --------  --------  --------  --------
        Total costs and
         expenses                66,534    50,921   247,424   131,391
                                --------  --------  --------  --------
Income from operations           20,923     9,785    60,981    26,546

Interest and other income, net      510       600     1,532     1,925
Interest expense                    581       610     2,334       875
                                --------  --------  --------  --------

Income before provision for
 income taxes                    20,852     9,775    60,179    27,596

Provision (benefit) for income
 taxes                            9,278     2,682    24,998   (15,287)
                                --------  --------  --------  --------

Net income                     $ 11,574  $  7,093  $ 35,181  $ 42,883
                                ========  ========  ========  ========

Basic net income per share     $   0.18  $   0.11  $   0.55  $   0.70
                                ========  ========  ========  ========
Diluted net income per share   $   0.15  $   0.10  $   0.48  $   0.62
                                ========  ========  ========  ========

Shares used in computing basic
 net income per share            65,878    61,996    64,099    61,225
                                ========  ========  ========  ========
Shares used in computing
 diluted net income per share    78,404    73,268    76,516    69,412
                                ========  ========  ========  ========

Supplemental Schedule of EBITDA and Non-GAAP Estimates

The term "EBITDA" refers to a financial measure that is defined as earnings before net interest and other income, interest expense, income taxes, depreciation and amortization. EBITDA is commonly used to analyze companies on the basis of leverage and liquidity. However, EBITDA is not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies. EBITDA should not be construed as a substitute for net income or as a better measure of liquidity than cash flow from operating activities, which are determined in accordance with GAAP. Management believes that EBITDA is a useful measure for analyzing operating results, and uses this non-GAAP financial measure to review past results and forecast future results. The following schedule reconciles EBITDA to net income on the company's consolidated statement of operations, which the company believes is the most directly comparable GAAP measure.


                              Three Months Ended  Twelve Months Ended
                                 December 31,        December 31,
                              ------------------ ---------------------
(in thousands, except per
 share data)                    2005      2004      2005       2004
                              --------- -------- ---------- ----------
                                  (unaudited)          (unaudited)
Net income                    $ 11,574  $ 7,093  $  35,181  $  42,883

Depreciation and amortization
 of property and equipment       2,987    1,557     10,038      4,332
Amortization of intangible
 assets                          2,006    2,043      8,051      4,702
(Deduct) interest and other
 income, net                      (510)    (600)    (1,532)    (1,925)
Interest expense                   581      610      2,334        875
Provision (benefit) for
 income taxes                    9,278    2,682     24,998    (15,287)

                               --------  -------  ---------  ---------
EBITDA                        $ 25,916  $13,385  $  79,070  $  35,580
                               ========  =======  =========  =========

EBITDA per basic share        $   0.39  $  0.22  $    1.23  $    0.58
                               ========  =======  =========  =========
EBITDA per diluted share      $   0.33  $  0.18  $    1.03  $    0.51
                               ========  =======  =========  =========

The term "Adjusted EBITDA" refers to a financial measure that is defined by us as earnings before net interest and other income, interest expense, income taxes, depreciation and amortization, and before share-based expense. Adjusted EBITDA is a non-GAAP financial measure, and may not be comparable to similarly titled measures reported by other companies. In our estimate of Adjusted EBITDA for the first quarter of 2006, we have excluded estimates for interest expense of approximately $580,000, net interest and other income of approximately $700,000, depreciation of approximately $3.1 million, amortization of intangible assets of approximately $2.0 million, share-based compensation of approximately $5.5 million and income taxes at an effective tax rate of 40%. In our estimate of Adjusted EBITDA for the full year 2006, we have excluded estimates for interest expense of approximately $2.3 million, net interest and other income of approximately $3.0 million, depreciation of approximately $14.5 million, amortization of intangible assets of approximately $8.0 million, share-based compensation of approximately $22.0 million and income taxes at an effective tax rate of 40%.

We have presented information regarding our current expectations for Net Income before share-based compensation for the first quarter of 2006 and for the full year 2006. We provide this information because management believes that analyzing our operating results excluding the impact of share-based compensation provides a more valuable measure of our operating performance. We exclude share-based compensation from our internal measurements of financial performance, although we consider the dilutive impact to our shareholders when awarding share-based compensation. Share-based compensation programs are an important component of our compensation structure. We expect to continue awarding share-based compensation to employees, and including the impact of these awards in our operating results. For the first quarter of 2006, our calculation of Net Income before share-based compensation excludes the after tax impact of such compensation of approximately $3.3 million. For the full year 2006, our calculation excludes the after tax impact of such compensation of approximately $13.2 million.


Supplemental Schedule of Segment Information


(in         Digital      Digital      Digital     Unallocated  Total
thousands)   Market-      Market-      Perfor-     Corporate
              ing          ing         mance        Expenses
            Services      Techno-       Media
                     (1)  logies  (2)          (3)
           ----------   ----------   ----------   --------------------
                                   (unaudited)
                       Three Months ended December 31, 2005
           -----------------------------------------------------------
Revenue    $  53,921    $  25,650    $   7,886    $        - $ 87,457

Costs
and
expenses:
Cost
of
revenue          243        6,332        4,302           192   11,069
Client
support       36,883            -          907             -   37,790
Product
develop-
ment               -        2,713            -             -    2,713
Sales
and
marketing      1,336        2,735          507             -    4,578
General
and admin-
istrative      2,442        1,934          254         2,353    6,983
Amorti-
zation
of
intangible
assets             -            -            -         1,801    1,801
Client
reimbursed
expenses       1,600            -            -             -    1,600
            ---------    ---------    ---------    ---------- --------
Total
costs
and
expenses      42,504       13,714        5,970         4,346   66,534

            ----------   ---------    ---------    ---------- --------
Income
from
operations $  11,417    $  11,936    $   1,916    $   (4,346)$ 20,923
            =========    =========    =========    ========== ========

                       Three Months ended December 31, 2004
           -----------------------------------------------------------
Total
Revenue    $  36,707    $  18,865    $   5,134    $        - $ 60,706

Costs
and
expenses:
Cost
of
revenue            -        4,166        3,585           192    7,943
Client
support       29,035            -          510             -   29,545
Product
develop-
ment               -        1,702            -             -    1,702
Sales
and
marketing        676        1,818          181             -    2,675
General
and
admin-
istrative      2,522        1,933          213         1,853    6,521
Amorti-
zation
of
intangible
assets             -            -            -         1,832    1,832
Client
reimbursed
expenses         703            -            -             -      703
            ---------    ---------    ---------    ---------- --------
Total
costs
and
expenses      32,936        9,619        4,489         3,877   50,921

            ---------    ---------    ---------    ---------- --------
Income
from
operations $   3,771    $   9,246    $     645    $   (3,877)$  9,785
            =========    =========    =========    ========== ========


(in         Digital      Digital      Digital     Unallocated  Total
thousands)   Market-      Market-      Perfor-     Corporate
              ing          ing         mance        Expenses
            Services      Techno-       Media
                     (1)  logies  (2)          (3)
           ----------   ----------   ----------   --------------------
                                   (unaudited)
                           Year ended December 31, 2005
           -----------------------------------------------------------
Revenue    $ 189,755    $  92,287    $  26,363    $        - $308,405

Costs
and
expenses:
Cost
of
revenue          243       22,678       15,440           788   39,149
Client
support      135,790            -        3,847             -  139,637
Product
develop-
ment               -        9,328            -             -    9,328
Sales
and
marketing      4,595        9,509          924             -   15,028
General
and admin-
istrative     12,916        7,912        1,223        10,681   32,732
Amorti-
zation
of
intangible
assets             -            -            -         7,210    7,210
Client
reimbursed
expenses       4,340            -            -             -    4,340
            ---------    ---------    ---------    ---------- --------
Total
costs
and
expenses     157,884       49,427       21,434        18,679  247,424

            ----------   ---------    ----------   ---------- --------
Income
from
operations $  31,871    $  42,860    $   4,929    $  (18,679)$ 60,981
            =========    =========    =========    ========== ========

                           Year ended December 31, 2004
           -----------------------------------------------------------
Revenue    $  87,653    $  60,871    $   9,413    $        - $157,937

Costs
and
expenses:
Cost
of
revenue            -       14,652        7,323           576   22,551
Client
support       65,505            -        1,429             -   66,934
Product
develop-
ment               -        6,188            -             -    6,188
Sales
and
marketing      1,628        7,268          301             -    9,197
General
and
admin-
istrative      6,253        6,660          430         7,870   21,213
Amorti-
zation
of
intangible
assets             -            -            -         4,048    4,048
Client
reimbursed
expenses       1,260            -            -             -    1,260
            ---------    ---------    ---------    ---------- --------
Total
costs
and
expenses      74,646       34,768        9,483        12,494  131,391

            ----------   ---------    ---------    ---------- --------
Income
from
operations $  13,007    $  26,103    $     (70)   $  (12,494)$ 26,546
            =========    =========    =========    ========== ========

(1) Digital Marketing Services includes Avenue A | Razorfish
(2) Digital Marketing Technologies includes Atlas
(3) Digital Media includes DRIVEpm and MediaBrokers



    CONTACT: aQuantive, Seattle
             Brynn Hoover, 206-816-8637 (Investor Relations) brynn.hoover@aquantive.com
             Steve Stratz, 206-816-8539 (Public Relations) steve.stratz@aquantive.com